Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of Arabella Exploration, Inc.:

We hereby consent to the incorporation in this Registration Statement on Form F-1/A of our report on the combined financial statements of Arabella Exploration, Limited Liability Company, dated October 18, 2013, except for notes 1, 2, 4, 6, 7 and 8, as to which the date was December 12, 2013. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ Ham, Langston & Brezina LLP.

Houston, Texas
November 24, 2014